UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 29, 2016

Independence Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Logan Square, 100 N. 18th Street, 23rd Floor, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 207-2100

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2016, Independence Realty Trust, Inc. ("IRT", "we", "us" or "our"), Independence Realty Operating Partnership, LP ("IROP") and Independence Realty Advisors, LLC (The "Advisor") entered into an equity underwriting agreement (the "Underwriting Agreement") with Citigroup Global Markets Inc., as representative of the underwriters named therein (collectively, the "Underwriters"), with respect to an underwritten public offering (the "Offering") by IRT of 25,000,000 shares of IRT’s common stock, par value $0.01 per share ("Common Shares"), at a public offering price of $9.00 per Common Share, on the terms set forth therein. As part of the Offering, IRT granted the Underwriters an option, exercisable for 30 days from the date of the Underwriting Agreement, to purchase up to an additional 3,750,000 Common Shares (the "Option").

The Underwriting Agreement contains customary representations, warranties and agreements of IRT, IROP and the Advisor, conditions to closing, indemnification rights and obligations of the parties, and termination provisions. Under the terms of the Underwriting Agreement, IRT and IROP agreed to indemnify the Underwriters against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, to contribute to payments the Underwriters may be required to make in respect of these liabilities and to reimburse the Underwriters for certain expenses.

On October 5, 2016, IRT issued and sold 25,000,000 Common Shares pursuant to the Offering. Total gross proceeds to IRT from the Offering, before deducting the underwriting discount and estimated offering expenses, were $225.0 million. The Offering was made pursuant to the prospectus supplement dated September 29, 2016 and the accompanying base prospectus dated June 16, 2014, filed with the Securities and Exchange Commission (the "Commission") pursuant to IRT’s effective shelf registration statement on Form S-3 (File No. 333-196033) (the "Registration Statement").

IRT used approximately $211.8 million of net proceeds of the Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by IRT, as follows:

•

On October 5, 2016, we used $40.0 million of the net proceeds of the Offering to prepay in full and terminate our $40.0 million senior secured term loan facility provided for in our previously disclosed Amended and Restated Credit Agreement (the “$40.0 Million Senior Secured Term Loan Facility”) dated as of June 24, 2016 by and among IROP, as borrower, KeyBank National Association (“KeyBank”), The Huntington National Bank (“HNB”), the other lenders party thereto, KeyBank, as agent, HNB, as syndication agent and KeyBanc Capital Markets, Inc. (“KeyBanc Capital Markets”) and HNB, as joint lead arrangers and book managers.   IROP did not incur any prepayment fees or penalties in connection with this prepayment or termination.

•

In IRT’s current report on Form 8-K filed September 27, 2016, IRT reported entering into a Securities and Asset Purchase Agreement dated September 27, 2016 (the “Purchase Agreement”) to complete a management internalization (the “Internalization”) and separation from RAIT Financial Trust (“RAIT”) and certain of its affiliates.  On October 5, 2016, the first closing contemplated by the Purchase Agreement occurred.  At this first closing, IRT used approximately $62.2 million of the proceeds from the Offering to repurchase 7,269,719 shares of IRT’s common stock (the “Purchased Shares”) from certain of RAIT’s subsidiaries at a purchase price of $8.55 per share.  This price was equal to the price to the public in the Offering less underwriting discounts or commissions.  The Purchased Shares represented all of the shares of IRT common stock owned by RAIT and its subsidiaries.  On October 5, 2016, IRT instructed its transfer agent to retire the Purchased Shares and return them to the status of authorized but unissued shares.  As a result, on October 5, 2016 after giving effect to the shares issued in the Offering and the retirement of the Purchased Shares, IRT had 65,243,345 shares of Common Stock outstanding.

•

On October 5, 2016, we used approximately $47.3 million of the net proceeds of the Offering to prepay all amounts outstanding under the $125.0 million revolving line of credit (the “Revolver”) included in our previously disclosed $325.0 million senior secured credit facility (the “$325.0 Million Senior Secured Credit Facility”) dated as of September 17, 2015, by and among IROP, as parent borrower, KeyBank, HNB and other lenders party thereto, KeyBank, as agent and issuing lender, HNB, as syndication agent, and KeyBanc Capital Markets and HNB, as joint lead arrangers and book managers. After giving effect to this prepayment, on October 5, 2016, $200.0 million remained outstanding under the term loan included in the $325.0 Million Senior Secured Credit Facility and $125.0 million was available for future borrowings under the Revolver.  IROP did not incur any prepayment fees or penalties in connection with this prepayment.

•

As required by the Purchase Agreement, IRT reserved $43.0 million in net proceeds from the Offering to consummate the second closing contemplated by the Purchase Agreement by paying such amount to RAIT’s affiliates identified in the Purchase Agreement for (i) the acquisition of IRT’s external advisor, which is a subsidiary of RAIT, and (ii) the acquisition of certain assets and the assumption of certain liabilities relating to the multifamily property management business of RAIT, including property management contracts relating to apartment properties owned by IRT, RAIT and third parties.  The Purchase Agreement set forth the terms and conditions of this second closing and provides that it will occur, subject to the terms and conditions contained therein, no earlier than December 20, 2016.  We expect to use this reserve to consummate the second closing identified in the Purchase Agreement and any remaining proceeds of the Offering will be used to prepay borrowings outstanding under the $325.0 Million Senior Secured Credit Facility.  We cannot assure you that this second closing will occur because that is subject to the terms and conditions of the Purchase Agreement.

The Underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The Underwriters and their affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

Citigroup Global Markets Inc. is acting as the financial advisor to the special committee of our board of directors in connection with our previously disclosed agreement to complete a management internalization and separation from RAIT Financial Trust and certain of its affiliates. In addition affiliates of certain of the Underwriters are lenders under the $40.0 Million Senior Secured Term Loan Facility and the $325.0 Million Senior Secured Credit Facility and, as such, received a substantial portion of the net proceeds of the Offering.

The above summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the Underwriting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated by reference herein. A copy of the opinion of Duane Morris LLP relating to the legality of the issuance and sale of Common Shares in the Offering is attached to this Current Report on Form 8-K as Exhibit 5.1. A copy of the opinion of Ledgewood, a professional corporation, as to tax matters is attached to this Current Report on Form 8-K as Exhibit 8.1. This Current Report on Form 8-K is being filed in part for the purpose of filing Exhibit 1.1, Exhibit 5.1, Exhibit 8.1, Exhibit 23.1 and Exhibit 23.2 as exhibits to the Registration Statement and such exhibits are hereby incorporated by reference into the Registration Statement.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this report relating to the $40.0 Million Senior Secured Term Loan Facility is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

1.1 Equity Underwriting Agreement, dated September 29, 2016, by and among Independence Realty Trust, Inc., Independence Realty Operating Partnership, LP, Independence Realty Advisors, LLC and Citigroup Global Markets Inc., as representative of the underwriters named therein.

5.1 Opinion of Duane Morris LLP as to validity of the Common Shares.

8.1 Opinion of Ledgewood, a professional corporation, as to tax matters.

23.1 Consent of Duane Morris LLP (included in Exhibit 5.1).

23.2 Consent of Ledgewood, a professional corporation (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

October 5, 2016	By:	/s/ James J. Sebra
	Name:	James J. Sebra
	Title:	Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

1.1

Equity Underwriting Agreement, dated September 29, 2016, by and among Independence Realty Trust, Inc. Independence Realty Operating Partnership, LP, Independence Realty Advisors, LLC and with Citigroup Global Markets Inc., as representative of the underwriters named therein.

5.1	Opinion of Duane Morris LLP as to validity of the Common Shares.
8.1	Opinion of Ledgewood, a professional corporation, as to tax matters.
23.1	Consent of Duane Morris LLP (included in Exhibit 5.1).
23.2	Consent of Ledgewood, a professional corporation (included in Exhibit 8.1).